UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
__________________________________________
Date of Report
(Date of earliest event reported)

November 10, 2016

THE GAP, INC.
_______________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 427-0100
(Registrant’s telephone number,
including area code)

N/A
_______________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2016, The Gap, Inc. (the “Company”) issued a press release announcing the selection of Teri List-Stoll as Executive Vice President and Chief Financial Officer effective January 17, 2017. A copy of this press release is attached hereto as Exhibit 99.1. Ms. List-Stoll will also serve as principal accounting officer.

Most recently, Ms. List-Stoll held the position of executive vice president and chief financial officer for Dick’s Sporting Goods, Inc., a sporting goods retailer (August 2015-September 2016). Previously, she served in senior finance roles, including chief financial officer for Kraft Foods Group, Inc., a food and beverage company (September 2013-May 2015). Ms. List-Stoll spent almost two decades growing her career at The Procter & Gamble Company, a consumer goods company, where she ultimately served as senior vice president and treasurer (1994-2013). She began her career at Deloitte & Touche LLP, a professional services and accounting firm (1985-1994). Ms. List-Stoll serves on the board of directors and audit committees for Microsoft and Danaher.

On November 10, 2016, the Company and Ms. List-Stoll executed a letter agreement (the “Agreement”). The terms of the Agreement were approved by the Board’s Compensation and Management Development Committee (the “Committee”), which is composed solely of independent directors. The Agreement provides for compensation that is significantly performance-based.

The following description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Position	• Executive Vice President and Chief Financial Officer.

Term	• At-will employment (no term).

Salary	• $875,000 annual base salary.

Initial Bonus	• $400,000, subject to payback in whole or in part during the first two years of employment.

Annual Bonus
•
Annual performance-based bonus targeted at 100% of annual base salary, with the potential to earn no bonus or up to 200% of annual base salary depending upon performance. For fiscal year 2017, bonus is guaranteed at the target amount.

Equity
•
200,000 stock options granted at fair market value on first day of employment, vesting 25% per year over four years.

•
100,000 restricted stock units granted on first day of employment, vesting 25% per year over four years.

•
Target opportunity of 180% of base salary to earn performance shares under the Company’s Long-Term Growth Program that rewards achievement of Gap Inc. financial objectives over a three-year period beginning in 2017. Depending on results, the actual performance shares, if any, may be higher or lower and can reach a maximum of 300% of target shares. Awards are made in the form of performance shares that are paid in Company stock upon vesting. Payout is subject to certification by the Committee and the provisions of the Company’s 2016 Long-Term Incentive Plan and the award agreement thereunder. Earned shares will vest 50% on the date the Committee certifies attainment and 50% one year from the certification date.

Benefits	• Benefits, including relocation, available to senior executives.

Termination/Severance
•
Upon involuntary termination for reasons other than cause prior to February 13, 2018, the Company will provide, subject to a release of claims, her then-current salary for 18 months, reimbursement for COBRA healthcare continuation, reimbursement for costs to maintain the financial counseling the Company provides to senior executives, a prorated bonus in year of termination if she worked three months of the fiscal year and if earned based on actual fiscal results achieved in the year of termination, accelerated vesting (but not settlement) of restricted stock units and performance shares that remain subject only to time vesting conditions scheduled to vest prior to April 1 following the fiscal year of termination, all as described in more detail in the Agreement.

Recoupment
•
The Company can require Ms. List-Stoll to repay bonus and equity compensation if the Company is required to restate its financial statements as a result of her misconduct as described in more detail in the Agreement.

Covenants	• Includes confidentiality, non-disparagement, and one-year non-solicitation following termination of employment.

Item 9.01.    Financial Statements and Exhibits

10.1	Letter Agreement dated November 10, 2016 by and between Teri List-Stoll and the Company
99.1    Press Release dated November 15, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: November 15, 2016	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President and
Global General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement dated November 10, 2016 by and between Teri List-Stoll and the Company
99.1	Press Release dated November 15, 2016